Exhibit 99.1

Antero Resources Announces Expiration and Results of Any and All Tender Offer

DENVER, COLORADO, August 10, 2022—Antero Resources Corporation (NYSE: AR) (“Antero Resources”, “Antero” or the “Company”) announced today that the Company’s previously announced cash tender offer (the “Any and All Offer”) for any and all of the Company’s outstanding 8.375% Senior Notes due 2026 (the “Any and All Notes”) expired at 5:00 p.m., New York City time, on August 10, 2022. According to information provided by IPREO LLC, the Tender Agent and Information Agent for the Any and All Offer, $181,656,000 aggregate principal amount of the Any and All Notes were validly tendered and not validly withdrawn prior to or at the expiration of the Any and All Offer. This amount excludes $2,803,000 aggregate principal amount of the Any and All Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase, dated August 4, 2022 (the “Offer to Purchase”), and the related notice of guaranteed delivery provided in connection with the Any and All Offer, which remain subject to the Holders’ (as defined in the Offer to Purchase) performance of the delivery requirements under such procedures. The obligation of the Company to accept any Any and All Notes tendered and to pay the consideration for the Any and All Notes is subject to satisfaction or waiver of certain conditions and other terms set forth solely in the Offer to Purchase. If the conditions are satisfied or waived, the Company expects to pay for such Any and All Notes on August 11, 2022 (the “Any and All Settlement Date”), or, for Any and All Notes validly tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase, August 15, 2022 (the “Guaranteed Delivery Settlement Date”).

Holders of Any and All Notes that validly tendered (including pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) and did not validly withdraw their Any and All Notes prior to the expiration of the Any and All Offer will receive total consideration of $1,090 for each $1,000 principal amount of Any and All Notes tendered and accepted for payment, plus accrued but unpaid interest up to but not including the Any and All Settlement Date.

The Company intends to fund the purchase of the Any and All Notes with cash on hand and/or borrowings under its revolving credit facility.

Wells Fargo Securities, LLC is acting as Lead Dealer Manager, Truist Securities, Inc. and CIBC World Markets Corp. are acting as Co-Dealer Managers and IPREO LLC is acting as the Tender Agent and Information Agent for the Any and All Offer. Requests for documents may be directed to IPREO LLC at (888) 593-9546 (toll-free), (212) 849-3880 (all others) or by email at ipreo-tenderoffer@ihsmarkit.com. Copies of such documents are also available at the following web address: https://www.debtdomain.com/public/antero/index.html. Questions regarding the Any and All Offer may be directed to Wells Fargo Securities, LLC (toll-free) (866) 309-6316 or (collect) (704) 410-4756.

The Company previously announced the commencement of a cash tender offer (the “Maximum Tender Offer”) for an amount of the Company’s outstanding 7.625% Senior Notes due 2029 (the “Maximum Tender Notes”) equal to the difference between $300,000,000 and the aggregate principal amount of Any and All Notes accepted for purchase (as such amount may be increased or eliminated by the Company pursuant to the terms of the Maximum Tender Offer, the “Aggregate Maximum Principal Amount”). Assuming all of the Any and All Notes tendered are accepted for purchase, the Aggregate Maximum Principal Amount of Maximum Tender Notes is expected to be $115,541,000.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Any and All Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as permitted by applicable law.

Cautionary Statement Regarding Forward-Looking Information

This release includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to successfully consummate the Any and All Offer or the Maximum Tender Offer and the terms thereof, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond Antero’s control. These risks include, but are not limited to, commodity price volatility, inflation, availability of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of world health events (including the COVID-19 pandemic), cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets, and the other risks described under the heading "Item 1A. Risk Factors" in Antero’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Reports on Form 10-Q.

For more information, contact Michael Kennedy – Chief Financial Officer and SVP–Finance, at (303) 357-6782 or mkennedy@anteroresources.com.